Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 69,200 shares of common stock and 1,019,608 warrants granting rights to purchase 1,019,608 shares of common stock, of our report dated April 2, 2004 included in the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2003, and to the reference to our firm under the caption "Experts" in the prospectus.


                              DEMEO, YOUNG, MCGRATH


Boca Raton, Florida,
November 30, 2004